SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 8, 2011

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44(0)8445-861910
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On February 8, 2011, Flex Fuels Energy, Inc. (“the Company”), in furtherance of the Company’s ongoing dispute with its former external counsel, Mayer Brown International LLP (“Mayer Brown”), submitted a claim against Mayer Brown in the High Court of Justice, Chancery Division, London, England. The Company’s claim is for damages, an account in respect of sums paid to Mayer Brown, a declaration that outstanding invoices issued by Mayer Brown are not due or payable by the Company (collectively, the “Claim”), and for interest and costs. The amount of the Claim is made up in amounts of approximately $4,058,223 U.S. Dollars and approximately £1,024,093 Pounds Sterling, equating to a total of approximately $5,704,360 U.S. Dollars at the exchange rate prevailing on the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

Dated: February 9, 2011	By:	/s/ Thomas Barr
Name: Thomas Barr
Chief Executive Officer